Exhibit 99.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

        1.   Grant of Restricted Stock Unit Award.  Pursuant to the provisions of the Avon Products, Inc. Year 2000 Stock Incentive Plan (the “Plan”), Avon Products, Inc. (the “Company”) has awarded you (“Grantee”) Restricted Stock Units (the “RSUs”), representing the right to receive in the future shares of the Company’s Common Stock (the “Shares”). These RSUs are subject to the terms and conditions set forth below, as well as those terms and conditions set forth in the Plan, all of which are hereby incorporated by this reference. All capitalized terms used herein shall have the meaning set forth in the Plan.

        2.   Nature of RSUs; Issuance of Shares.  These RSUs represent a right to receive Shares on the Vesting Date (as defined below) but do not represent a current interest in the Shares. If all the terms and conditions hereof and of the Plan are met, then the Grantee shall be issued certificates for the respective number of Shares on the Vesting Date. In lieu of issuance of Shares, the Company reserves the right to instead make a cash payment to the Grantee equal to the Fair Market Value of the Shares determined as of the Vesting Date.

        3.   Restrictions on Transfer of RSUs.  These RSUs may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered.

        4.   Vesting of RSUs; Voting; Dividends.  (a)  Subject to Section 5, vesting of the RSUs shall occur on the date set forth in your grant notification (such date the “Vesting Date”). Vesting is contingent upon the Grantee being employed on the Vesting Date by the Company or its Subsidiaries.

        (b)   Grantee does not have the right to vote any of the Shares or to receive dividends on them prior to the date such Shares are to be issued to Grantee pursuant to the terms hereof. However, unless otherwise determined by the Committee, Grantee shall be entitled to “Dividend Equivalent Rights” so that Grantee will receive cash payments in respect of the Shares in amounts that would otherwise be payable as dividends with respect to such number of shares of the Company’s Common Stock, when and as dividends are paid.

        5.   Termination of Employment.  If the Grantee’s employment is terminated other than for Cause or voluntarily by Grantee, a portion of the RSUs referred to in Section 4(a) above shall become vested and the appropriate number of such vested Shares shall forthwith be issued upon such termination. The number of Shares shall be determined by multiplying each installment’s full number of Shares by a fraction, which shall be the number of complete months of employment from the Grant Date to the date of termination, divided by the number of months from the Grant Date, to the Vesting Date. In the event of termination of employment by reason of death, vesting, and the number of Shares to be distributable to the Grantee’s estate or designated beneficiary forthwith upon such termination, shall be determined in the same manner.

        In the event of termination by the Company for Cause, or Grantee’s voluntary termination of employment, all portions of the RSUs not otherwise vested as of the date of termination shall be forfeited. “Cause” shall have the same meaning as that provided in the Company’s Severance Pay Plan. In addition, termination for cause shall include any termination due to acts of dishonesty or gross misconduct on the part of the Grantee which result, or are intended to result, in damage to the Company’s business or reputation.

        6.   Non-Competition/Non-Solicitation/Non-Disclosure.  The Grantee agrees that, at any time prior to the vesting of the RSUs granted hereunder, and for a period of one year after the later of vesting of the RSUs or termination of the Grantee’s employment with the Company for any reason whatsoever (including Retirement or Permanent Disability), he or she shall not, without the prior written consent of the Company, engage in any of the following activities:

        (a)   The Grantee shall not directly or indirectly engage or otherwise participate in any business which is competitive with any significant business of the Company or any Subsidiary, including without limitation, the Grantee’s acceptance of employment with, entrance into a consulting or advisory arrangement with, rendering services to or otherwise facilitating the business of Amway Corporation, Mary Kay Cosmetics, Inc., Sara Lee Corporation, Revlon, Tupperware, Unilever, Cosmair, L’Oreal, Estee Lauder, Procter & Gamble, Benckiser, Gryphon, Limited Brands or any of their affiliates;

        (b)   The Grantee shall not solicit or aid in the solicitation of any employees of the Company or any Subsidiary to leave their employment; or

        (c)   The Grantee shall not, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any secret or confidential information, knowledge or data, including without limitation any trade secrets, relating to the Company or a Subsidiary, and their respective businesses, obtained by the Grantee during his or her employment by the Company or a Subsidiary and which is not otherwise publicly known (other than by reason of an unauthorized act by the Grantee), to anyone other the Company and those designated by it.

        In the event the Company determines that the Grantee has breached any term of this Section 6 or any non-disclosure, non-compete or non-solicitation covenant set forth in his or her severance agreement, employment contract or any Company policy, in addition to any other remedies the Company may have available to it, unless otherwise determined by the Chief Executive Officer or the Chief Operating Officer of the Company, (i) all unvested RSUs granted hereunder shall be forfeited, (ii) if shares of Stock have been issued to the Grantee in respect of vested RSUs hereunder, the Grantee shall forfeit all such shares of Stock so issued to the Grantee hereunder and (iii) if cash has been paid to the Grantee in lieu of shares of Stock in respect of vested RSUs hereunder, the Grantee shall pay to the Company all such cash so paid in lieu of shares of Stock to the Grantee hereunder; provided, however, that if the Grantee no longer holds shares of Stock issued to such Grantee hereunder, the Grantee shall pay to the Company in cash the Fair Market Value of any such shares of Stock on the date such shares of Stock were issued to the Grantee hereunder.

        7.   No Right to Employment, etc.  (a) The execution and delivery of this agreement and the granting of the RSUs hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ the Grantee for any specific period.

        (b)   The award of the RSUs hereunder does not entitle Grantee to any benefit other than that specifically granted under this agreement, nor to any future grants or other benefits under the Plan or any similar plan. Any benefits granted under this agreement and the Plan are not part of the Grantee’s ordinary compensation, and shall not be considered as part of such compensation in the event of severance, redundancy or resignation. Grantee understands and accepts that the benefits granted under this agreement and the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to amend or terminate the Plan, and/or Grantee’s participation therein, at any time, at the Company’s sole discretion and without notice.

        8.   Change of Capitalization.  If, prior to the time the restrictions imposed by Paragraph 4 on the RSUs awarded hereunder lapse, the Company shall be reorganized, or consolidated or merged with another corporation, the appropriate amount of any stock, securities or other property exchangeable for Common Stock of the Company pursuant to such reorganization, consolidation or merger shall be appropriately substituted for the Shares hereunder.

        9.   Application of Laws.  The granting of these RSUs and the delivery of Shares hereunder shall be subject to all applicable laws, rules and regulations.

        10.   Taxes.  By accepting this grant, the Grantee hereby irrevocably elects to satisfy any taxes required to be withheld by the Company on the date of delivery of any Shares hereunder by authorizing the Company to withhold a sufficient number of Shares to satisfy such tax obligation; provided, however, that if the Grantee elects pursuant to the Company’s Deferred Compensation Plan to defer the delivery of any portion of any installment of Shares hereunder, the Grantee hereby irrevocably elects to satisfy all applicable FICA and FUTA taxes due upon the applicable Vesting Date with respect to such Shares for which delivery is being deferred by delivering cash to the Company in an amount sufficient to satisfy all such FICA and FUTA taxes.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this agreement as of the date of grant.

AVON PRODUCTS, INC. Andrea Jung Chief Executive Officer